 Exhibit 23.0

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-127350) of Colonial Bankshares, Inc. of our report dated March 16, 2007, relating to the consolidated financial statements, appearing in the Annual Report to Stockholders, which is incorporated by reference in this Annual Report on Form 10-KSB for the year ended December 31, 2006.

/s/ Beard Miller Company LLP

Beard Miller Company LLP
Paoli, Pennsylvania
March 23, 2007